EXHIBIT 10uu.

LOJACK CORPORATION

RESTRICTED STOCK AGREEMENT

COVER SHEET

This Restricted Stock Agreement (the “Agreement”) consists of this Cover Sheet and the LoJack Restricted Stock Agreement Form (Rev. March 3, 2004).

Date of grant and effective date of this Agreement (“Grant Date”):

Class of stock: common stock, $0.01 par value

Number of shares of Common Stock:

Grantee:

Grantee’s address:

IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement on the date and year first above written.

LOJACK CORPORATION

By:

Name	Joseph F. Abely
Title:	President

GRANTEE

(Name)

LOJACK CORPORATION

RESTRICTED STOCK AGREEMENT FORM

W I T N E S S E T H:

WHEREAS, Grantee is an officer or key employee of LoJack Corporation or its successor, as applicable (the “Company”), or a subsidiary thereof; and

WHEREAS, the Company, pursuant to the LoJack Corporation 2003 Stock Incentive Plan, the terms and provisions of which are incorporated herein by this reference (the “Plan”), desires to issue and grant to the Grantee, and the Grantee desires to accept, shares of the Company’s common stock, $0.01 par value (“Common Stock”), upon the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Restricted Stock. In recognition of the Grantee’s commitment to the continued growth and financial success of the Company and its Subsidiaries (within the meaning of Section 1 of the Plan), the Company hereby grants to the Grantee the number of shares of Common Stock set forth on the Cover Sheet, which shares shall be subject to the restrictions, terms and conditions set forth in this Agreement (“Restricted Stock”). Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall deliver to the Grantee a stock certificate (or certificates) representing the Restricted Stock, which stock certificate(s) shall (a) be registered on the Company’s stock transfer books in the name of the Grantee and (b) bear (in addition to any other legends required by applicable law) the following legend (or a legend substantially similar thereto):

“This certificate and the shares represented hereby are issued pursuant to, subject to, and shall be transferable only in accordance with, the provisions of the LoJack Corporation 2003 Stock Incentive Plan and a certain Restricted Stock Agreement dated [Grant Date] between [Grantee] and LoJack Corporation.”

2. Removal of Restricted Stock Legend. After the Restricted Stock has vested in accordance with the provisions of Section 3, the Company, upon request of the Grantee, shall cause the transfer agent for the Common Stock to issue a stock certificate(s) representing the shares of Common Stock that are free of restrictions and without the legend referred to in Section 1.

3. Vesting.

(a) In general. All shares of Restricted Stock shall be subject to forfeiture until the third anniversary of the Grant Date, at which time the Grantee’s rights to the Restricted Stock shall become nonforfeitable (“vested”). Prior to such date, the Restricted Stock shall be forfeitable (“unvested”).

(b) Accelerated Vesting. Notwithstanding the foregoing, Restricted Stock shall vest without any action on the part of the Company or the Grantee in accordance with the following schedule in the event of the Grantee’s [death,] Retirement or Disability or a termination of employment by the Company (or a Subsidiary thereof) of the Grantee, other than a termination for cause:

If event occurs after	Vested Shares
First anniversary of Grant Date	1/3rd of the Restricted Stock
Second anniversary of Grant Date	2/3rds of the Restricted Stock
Third anniversary of Grant Date	All of the Restricted Stock

In the event of a Change of Control, all shares of Restricted Stock shall vest without any further action on the part of the Company or the Grantee as of the date of the Change of Control.

In no event shall a Grantee be deemed to have terminated employment by reason of a transfer to or from the Company or any Subsidiary thereof or to or from one Company Subsidiary to another Company Subsidiary.

(c) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings.

(i)	“Change of Control” shall have the meaning set forth in Section 11 of the Plan.

(ii)	“Disability” shall have the meaning set forth in Section 5(g) of the Plan.

(iii)	“Retirement” shall have the meaning set forth in Section 5(g) of the Plan.

4. Non-Transferability of Restricted Stock. Unvested shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, such shares shall not be assignable by operation of law and such shares shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of any unvested shares of Restricted Stock contrary to the provisions hereof shall be null and void and without effect.

5. Forfeiture.

(a) If upon any termination of the Grantee’s employment with the Company or any of its Subsidiaries the Grantee is not vested in all shares of Restricted Stock governed by this Agreement, beneficial ownership of the unvested shares shall revert to the Company and the Grantee shall be deemed to have forfeited such unvested shares (a “Forfeiture”) without any consideration therefor.

(b) Upon the occurrence of a Forfeiture, the Grantee shall, within ten business days thereafter, transfer and deliver to the Company all stock certificates representing all unvested shares of Restricted Stock, together with stock powers duly executed in blank by the Grantee. From and after the occurrence of a Forfeiture, the Grantee shall have no rights to or interests in any shares of the unvested Restricted Stock or under this Agreement (other than the obligation to transfer and deliver all stock certificates representing all shares of the Restricted Stock pursuant to this Section 5(b)).

6. Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

(a) The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement.

(b) The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended.

7. Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at his address set forth on the Cover Sheet or such other address as the Grantee may designate in writing to the Company, and, if to the Company, at 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090 or such other address as the Company may designate in writing to the Grantee.

8. Section 83(b) Election. The Grantee shall promptly furnish the Company with a copy of any election filed pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Amendment: Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

12. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

13. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

[End of Agreement – Signatures on Cover Sheet]